                                                             EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AEROSOL SERVICES HOLDING CORPORATION

                               A STOCK CORPORATION

          I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST: The name of the corporation (the "Corporation") is Aerosol Services Holding Corporation.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Corporation.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $.001 per share.

          FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

          SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.
Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

          SEVENTH: Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article.

Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

          NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

          TENTH: The name and mailing address of the incorporator is Catherine A. Treinen, 2603 Main Street, Suite 900, Irvine, California 92714.

          ELEVENTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

           NAME                    MAILING ADDRESS
           ----                    ---------------
     John H. Morris           620 Newport Center Drive
                              Suite 1400
                              Newport Beach, California 92660

     Michael S. Gordon        620 Newport Center Drive
                              Suite 1400
                              Newport Beach, California 92660

          IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 9th day of November, 1993.

                                    /s/  Catherine A. Treinen
                                    -------------------------------
                                         Catherine A. Treinen

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                      AEROSOL SERVICES HOLDING CORPORATION

          Aerosol Services Holding Corporation, a Delaware corporation, pursuant to Section 241 of the General Corporation Law of Delaware, hereby certifies on February 14, 1994, that:

          FIRST: The Corporation has not received any payment for any of its stock.

          SECOND: The elected directors of the Corporation have adopted the following resolution amending the Corporation's Certificate of Incorporation:

     FOURTH:   The corporation is authorized to issue 1,000,000 shares of common stock, par value of $.001 per share ("Common Stock") and 30,000 shares of preferred stock, par value of $.001 per share ("Preferred Stock").

          The rights, preferences, privileges and restrictions granted to and imposed upon Preferred Stock are set forth below in this Article Fourth.

     Section 1.   DIVIDENDS.

     (a) DIVIDENDS. The holders of Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, noncumulative dividends ("Current Dividends") in cash equal to Two Dollars and Fifty Cents ($2.50) per share per quarter, and no more, accruing from the date of issuance and payable quarterly commencing on March 30, 1994 and thereafter on the 30th day of each June, September, December and March (each a "Dividend Payment Date"). If Current Dividends are not declared and paid with respect to any Dividend Payment Date on or before the tenth day following such Dividend Payment Date, then in lieu of Current Dividends with respect to such Dividend Payment Date, the holders of Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, cumulative dividends ("Deferred Dividends") in cash equal to Three Dollars and Twenty-Five Cents ($3.25) per share, and no more, for the quarter preceding such Dividend Payment Date, which Deferred Dividends until paid shall be increased on each subsequent Dividend Payment Data by (i) Two and One-Half Percent (2.5%) if Current Dividends and all Deferred Dividends are paid with respect to such subsequent Dividend Payment Date or (ii) Three and One-Quarter percent (3.25%) if Current Dividends and all Deferred Dividends are not paid with respect to such subsequent Dividend Payment Date. If any partial payment is made with respect to Current Dividends and Deferred Dividends, such payment shall first be applied to Deferred Dividends. If the Preferred Stock is not outstanding on each day during any quarter, then dividends accrued or payable for such quarter shall be reduced proportionately based on the number of days during such quarter in which the Preferred Stock is outstanding. All Current Dividends and Deferred Dividends are prior and in preference to any declaration or payment or any distribution (as defined in Section 1(b) below) on Common Stock. Current Dividends shall accrue on each share of Preferred Stock from day to day only until the next Dividend Payment Date. Deferred Dividends shall accrue on each share of Preferred Stock from day to day from the applicable Dividend Payment Date until paid. Until all accrued dividends on Preferred Stock have been paid, or declared and set apart, no distribution shall be paid on, or declared and set apart for, any Common Stock.

     (b) DISTRIBUTION. The term "distribution" as used in this Section 1 means the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in common Stock, or the purchase or redemption of shares of the corporation (other than redemptions set forth in Section 3 below or repurchases of Common Stock held by employees of the corporation or any of its subsidiaries upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property.

     Section 2.   LIQUIDATION RIGHTS.

     (a) PREFERRED STOCK PREFERENCE. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to One Hundred Dollars ($100.00) per share, plus an amount equal to all accrued and unpaid dividends thereon. If upon any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts stated above, then all of the assets of the corporation to be distributed shall be distributed among the holders of Preferred Stock in proportion to the number of shares of Preferred Stock then held by them.

     (b) COMMON STOCK PAYMENT OR DISTRIBUTION. After the payment or distribution to the holders of Preferred Stock of the full preferential amounts required by subsection 3(a) and if any assets remain in the corporation, the holders of Common Stock then outstanding shall be entitled to a payment or distribution of the remaining assets of the corporation.

     (c) MERGER. CONSOLIDATION OR SALE OF ASSETS. The merger or consolidation of the corporation into or with another corporation in which the corporation shall not survive and the stockholders of the corporation immediately prior to such transaction shall own less than fifty percent of the voting stock of the surviving corporation, and the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender or a transfer by or in connection with a foreclosure by a bona fide lender) of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation as those terms as used in this Section 2.

     Section 3.   REDEMPTION OF PREFERRED STOCK.

     (a)  OPTIONAL REDEMPTION.  At any time after February 14, 1999
[five years after the issuance date] and upon not less than five days prior notice to holders of Preferred Stock, the corporation may, at the option of the Board of Directors, redeem all or part of the outstanding shares of Preferred Stock at a redemption price equal to One Hundred Dollars ($100.00) per share, together with all accrued and unpaid dividends to and including the redemption date (the "Redemption Price"). Such notice to a holder of Preferred Stock (the "Redemption Notice") shall specify the date of redemption, the Redemption Price and the number of shares of Preferred Stock of such holder to be redeemed, and shall call upon such holder to surrender such holder's redeemed stock to the corporation on the redemption date at the place designated in the Redemption Notice. If less than all of the outstanding shares of

Preferred Stock are to be redeemed, then the corporation shall redeem a pro rata portion from each holder of Preferred Stock according to the respective number of shares of Preferred Stock held by such holder.

     (b) MANDATORY REDEMPTION. The corporation shall redeem all outstanding shares of Preferred Stock at the Redemption Price on the earlier of (i) February 14, 2005 [eleven years after the issuance date], or (ii) the refinancing of the corporation's Senior Subordinated Notes (the "Notes") at a lower interest rate than 12%; PROVIDED that the terms of such refinancing shall not reduce the average maturity of the Notes outstanding on the effective date of such refinancing or require amortization of principal to commence prior to December 31, 2001. The corporation shall give a Redemption Notice to each holder of Preferred Stock at least five days prior thereto.

     (c)  CHANCE OF CONTROL REDEMPTION.

          (l) A "Change of Control" shall be deemed to have occurred on the date on which the stockholders of the corporation on the date of initial issuance of Preferred Stock (the "Initial Stockholders") and their affiliates cease to directly or indirectly beneficially own 50% or more of the outstanding voting power of the corporation; PROVIDED that capital stock of the corporation issued to, or held by an employee stock ownership plan of the corporation or any of its subsidiaries, shall be disregarded for purposes of this definition, and PROVIDED, FURTHER, that capital stock of the corporation sold or otherwise transferred by an Initial Stockholder or any of its affiliates to such employee stock ownership plan shall be deemed held by an Initial Stockholder. The corporation shall give written notice of a Change of Control to the holders of Preferred Stock within ten days thereafter.

          (2) At the option of the holders of a majority of Preferred Stock exercised by written notice (the "Election Notice") given to the corporation within thirty days after the Change of Control, the corporation shall redeem all outstanding shares of Preferred Stock at the Redemption Price on the redemption date specified in the Election Notice (which Redemption Date shall be not less than sixty nor more than ninety days after the Change of Control). Upon receipt of the Election Notice, the corporation shall give a Redemption Notice to each holder of Preferred Stock.

     (d) RIGHTS OF HOLDERS AFTER REDEMPTION DATE. On or after the redemption date, each holder of shares of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the redemption date (unless the corporation fails to pay the Redemption Price in which case all the rights of the holders of Preferred Stock shall continue), the holders of the shares of Preferred Stock called for redemption shall cease to have any rights as holders of Preferred Stock of the corporation except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing such shares, and such shares shall not thereafter be transferred (except with the consent of the corporation) on the books of the corporation and shall not be deemed outstanding for any purpose whatsoever. Any money deposited for the redemption of shares of Preferred Stock which is unclaimed by a holder of Preferred Stock for two years after the redemption date thereof shall be returned to the corporation.

     (e) RESTRICTIONS ON REDEMPTION. The corporation shall not redeem any Preferred Stock where such action would be in violation of applicable law.

     Section 4. VOTING RIGHTS. Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote on any matter. Except as otherwise required by law, in all cases where the holders of Preferred Stock have the right to vote, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the holders of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them.

     Section 5. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall not be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

          THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 241 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, Aerosol Services Holding Corporation, by its directors, has caused its name to be hereunto subscribed as of the date first above written.

                                        /s/  Drew Adams
                                        ----------------------------
                                        Drew Adams, Director



                                        /s/ Michael S. Gordon
                                        ----------------------------
                                        Michael S. Gordon, Director



                                        /s/  John H. Morris
                                        ----------------------------
                                        John H. Morris, Director

                             CERTIFICATE OF MERGER
                                       OF
                     AEROSOL COMPANIES HOLDING CORPORATION,
                             a Delaware corporation
                                      INTO
                      AEROSOL SERVICES HOLDING CORPORATION,
                             a Delaware corporation

                        (UNDER SECTION 251 OF THE GENERAL
                     CORPORATION LAW OF THE STATE OF DELAWARE)



          Aerosol Services Holding Corporation, a Delaware corporation, hereby certifies that:

          1. The name and state of incorporation of each of the constituent corporations are:

               (a) Aerosol Services Holding Corporation, a Delaware corporation ("ASHC"); and

               (b) Aerosol Companies Holding Corporation, a Delaware corporation ("ACHC").

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by ASHC and by ACHC in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          3.   The surviving corporation is ASHC.

          4. The certificate of incorporation of ASHC shall be the certificate of incorporation of the surviving corporation, except that:

          (a) Article First of ASHC's certificate of incorporation shall be amended to read as follows:

          "FIRST: The name of the corporation is Outsourcing Services Group, Inc. (hereinafter called the "Corporation")."

          (b) Article Fourth of ASHC's certificate of incorporation shall be amended to read as follows:

          "FOURTH: The corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The Common Stock shall consist of 2,000,000 authorized shares, par value of $.001 per share. The Preferred Stock shall consist of 30,000 authorized shares and shall be issued in series. The first such series shall be designated "Series A Preferred Stock" and shall consist of 3,750 shares, par value of $.001 per share. The second series shall be designated "Series B Preferred Stock" and shall consist of 26,250 shares, par value of $.001 per share.

          The rights, preferences, privileges and restrictions granted to and imposed upon Preferred Stock are set forth below in this Article Fourth.

              Section 1.  DIVIDENDS.

              (a) DIVIDENDS -- SERIES A PREFERRED STOCK. The holders of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, noncumulative dividends ("Series A Current Dividends") in cash equal to Two Dollars and Fifty Cents ($2.50) per share per quarter, and no more, accruing from February 14, 1994 and payable quarterly commencing on March 30, 1994 and thereafter on the 30th day of each June, September, December and March (each a "Series A Dividend Payment Date"). If Series A Current Dividends are not declared and paid with respect to any Series A Dividend Payment Date on or before the tenth day following such Series A Dividend Payment Date, then in lieu of Series A Current Dividends with respect to such Series A Dividend Payment Date, the holders of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, cumulative dividends ("Series A Deferred Dividends") in cash equal to Three Dollars and Twenty-Five Cents ($3.25) per share, and no more, for the quarter preceding such Series A Dividend Payment Date, which Series A Deferred Dividends until paid shall be increased on each subsequent Series A Dividend Payment Date by (i) Two and One-Half Percent (2.5%) if Series A Current Dividends and all Series A Deferred Dividends are paid with respect to such subsequent Series A Dividend Payment Date or (ii) Three and One-Quarter percent (3.25%) if Series A Current Dividends and all Series A Deferred Dividends are not paid with respect to such subsequent Series A Dividend Payment Date. If any partial payment is made with respect to Series

          A Current Dividends and Series A Deferred Dividends, such payment shall first be applied to Series A Deferred Dividends. If the Series A Preferred Stock is not outstanding on each day during any quarter, then dividends accrued or payable for such quarter shall be reduced proportionately based on the number of days during such quarter in which the Series A Preferred Stock is outstanding. All Series A Current Dividends and Series A Deferred Dividends are prior and in preference to any declaration or payment of any distribution (as defined in Section 1(c) below) on Common Stock. Series A Current Dividends shall accrue on each share of Series A Preferred Stock from day to day only until the next Series A Dividend Payment Date. Series A Deferred Dividends shall accrue on each share of Series A Preferred Stock from day to day from the applicable Series A Dividend Payment Date until paid. Until all accrued dividends on Series A Preferred Stock have been paid, or declared and set apart, no distribution shall be paid on, or declared and set apart for, any Common Stock.

              (b) DIVIDENDS -- SERIES B PREFERRED STOCK. The holders of Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, cumulative dividends ("Series B Dividends"), in cash equal to Two Dollars ($2.00) per share per quarter, and no more, accruing from June 30, 1997 and payable quarterly commencing on September 30, 1997 and thereafter on the 30th day of each December, March, June and September until redemption of the Series B Preferred Stock. If the Series B Preferred Stock is not outstanding on each day of any quarter, then dividends accrued or payable for such quarter shall be reduced proportionately based on the number of days during such quarter in which the Series B Preferred Stock is outstanding. The Series B Dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefore. All Series B Dividends are prior and in preference to any declaration or payment of any distribution (as defined in Section 1(c) below) on Common Stock. Until all accrued dividends on Series B Preferred Stock have been paid, or declared and set apart, no distribution shall be paid on, or declared and set apart for, any Common Stock. Notwithstanding anything to the contrary contained herein, the Board of Directors shall not be required to declare and pay dividends on the Series B Preferred Stock solely because it has declared and paid dividends on the Series A Preferred Stock. The Board of Directors shall timely declare and pay dividends on Series B Preferred Stock as described in this Section 1(b) from assets legally available therefore unless prevented by restrictions or limitations imposed from time to time by lenders to the Corporation.

               (c)  DISTRIBUTION.  The term "distribution" as used in this
          Section 1 means the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section 3 below or repurchases of Common Stock held by employees of the Corporation or any of its subsidiaries upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property.

               Section 2.  LIQUIDATION RIGHTS.

              (a) PREFERRED STOCK PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, with respect to holders of (1) the Series A Preferred Stock, an amount equal to One Hundred Dollars ($100.00) per share, plus an amount equal to all accrued and unpaid dividends thereon through the date of redemption (the "Series A Redemption Price"), and (2) the Series B Preferred Stock, an amount equal to One Hundred Forty-Five and 97/100 Dollars ($145.97) per share, plus an amount equal to all accrued and unpaid dividends thereon through the date of redemption (the "Series B Redemption Price"; the Series A Redemption Price and the Series B Redemption Price are each a "Redemption Price"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts stated above, then all of the assets of the Corporation to be distributed shall be distributed among the holders of Preferred Stock in proportion to the amounts due to such holders hereunder.

                (b) COMMON STOCK PAYMENT OR DISTRIBUTION. After the payment or distribution to the holders of Preferred Stock of the full preferential amounts required by Section 2(a) and if any assets remain in the Corporation, the holders of Common Stock then outstanding shall be entitled to a payment or distribution of the remaining assets of the Corporation.

                (c) MERGER, CONSOLIDATION OR SALE OF ASSETS. The merger or consolidation of the Corporation into or with another corporation in which the

          Corporation shall not survive and the stockholders of the Corporation immediately prior to such transaction shall own less than fifty percent of the voting stock of the surviving Corporation, and the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender or a transfer by or in connection with a foreclosure by a bona fide lender) of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this
          Section 2 and Section 3.

               Section 3.  REDEMPTION OF PREFERRED STOCK.

               (a) OPTIONAL REDEMPTION. At any time after the completion of an offering by the Corporation of its shares of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission or at any time after June 30, 2000, and upon not less than five days prior notice to holders of Preferred Stock of a Series thereof, the Corporation may, at the option of the Board of Directors, redeem all or part of the outstanding shares of Preferred Stock or a Series thereof at the applicable Redemption Price. Such notice to a holder of Preferred Stock (the "Redemption Notice") shall specify the date of redemption, the applicable Redemption Price and the number of shares of Preferred Stock of such holder to be redeemed, and shall call upon such holder to surrender such holder's redeemed stock to the Corporation on the Redemption Date at the place designated in the Redemption Notice. If less than all of the outstanding shares of Preferred Stock or a Series thereof are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Preferred Stock or Series thereof according to the respective number of shares of Preferred Stock or Series thereof held by such holder.

                (b) MANDATORY REDEMPTION. The Corporation shall redeem all outstanding shares of Preferred Stock at the applicable Redemption Price on the earlier to occur of (i) a liquidation, dissolution or winding up of the Corporation, (ii) an initial public offering of the Corporation's common stock pursuant to an effective registration statement registered under the Securities Exchange Act of 1933, which results in net proceeds to the Corporation of not less than 20,000,000 and (iii) June 30, 2006. The Corporation shall give a Redemption Notice to each holder of Preferred Stock at least five days prior thereto.

                (c)  CHANGE OF CONTROL REDEMPTION.

                       (1) A "Change of Control" shall be deemed to have occurred on the date on which the stockholders of the Corporation on the day immediately preceding the event that gives rise to the Change of Control (the "Prior Stockholders") and their affiliates cease to directly or indirectly beneficially own 50% or more of the outstanding voting power of the Corporation; PROVIDED that capital stock of the Corporation issued to, or held by an employee stock ownership plan of the Corporation or any of its subsidiaries, shall be disregarded for purposes of this definition, and PROVIDED, FURTHER, that capital stock of the Corporation sold or otherwise transferred by a Prior Stockholder or any of its affiliates to such employee stock ownership plan shall be deemed held by a Prior Stockholder. The Corporation shall give written notice of a Change of Control to the holders of Preferred Stock within ten days thereafter.

                      (2) At the option of the holders of a majority of the Preferred Stock exercised by written notice (the "Election Notice") given to the Corporation within thirty days after the Change of Control, the Corporation shall redeem (a "Change of Control Redemption") all outstanding shares of Preferred Stock at the applicable Redemption Price on the Redemption Date specified in the Election Notice (which Redemption Date shall be not less than sixty nor more than ninety days after the Change of Control). Upon receipt of the Election Notice, the Corporation shall give a Redemption Notice to each holder of Preferred Stock.

                (d) RIGHTS OF HOLDERS AFTER REDEMPTION DATE. On or after the Redemption Date, each holder of shares of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the applicable Redemption Price. From and after the Redemption Date (unless the Corporation fails to pay the applicable Redemption Price in which case all the rights of the holders of Preferred Stock shall continue), the holders of the shares of Preferred Stock called for redemption shall cease to have any rights as holders of Preferred Stock of the Corporation except the right to receive, without interest, the applicable Redemption Price thereof upon surrender of certificates representing such shares, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purposes whatsoever. Any money deposited for the redemption of shares of Preferred Stock which is unclaimed by a holder of Preferred Stock for two years after the Redemption Date thereof shall be returned to the Corporation.

                (e) RESTRICTIONS ON REDEMPTION. The Corporation shall not redeem any Preferred Stock where such action would be in violation of applicable law.

                Section 4. VOTING RIGHTS. Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote on any matter. Except as otherwise required by law, in all cases where the holders of Preferred Stock have the right to vote, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the holders of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them.

                Section 5. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall not be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue."

          5. The executed Agreement and Plan of Merger is on file at the principal place of business of ASHC at 425 Ninth Avenue, City of Industry, California 91746.

          6. A copy of the Agreement and Plan of Merger will be furnished by ASHC, on request and without cost, to any stockholder of ASHC or ACHC.

          IN WITNESS WHEREOF, ASHC has caused this Certificate to be signed by Joseph W. Sortais, its Chief Financial Officer, and attested by Walter K. Lim, its President, on the 27th day of June, 1997.


                                AEROSOL SERVICES HOLDING CORPORATION, a
                                Delaware corporation



                                 By:    /s/ Joseph W. Sortais
                                    ---------------------------------
                                    Joseph W. Sortais
                                    Chief Financial Officer

ATTEST:



By:     /s/ Walter K. Lim
   ----------------------------
        Walter K. Lim
        President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        OUTSOURCING SERVICES GROUP, INC.


     Outsourcing Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify as follows:

     1. The Board of Directors of the Corporation and the stockholders of the Corporation have duly adopted resolutions setting forth a proposed amendment to Article FOURTH of the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

     "FOURTH: The corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The Common Stock shall consist of 6,000,000 authorized shares, par value of $.001 per share. The Preferred Stock shall consist of 30,000 authorized shares and shall be issued in series. The first such series shall be designated "Series A Preferred Stock" and shall consist of 3,750 shares, par value of $.001 per share. The second series shall be designated "Series B Preferred Stock" and shall consist of 26,250 shares, par value of $.001 per share.

          The rights, preferences, privileges and restrictions granted to and imposed upon Preferred Stock are set forth below in this Article Fourth.

          Section 6.  DIVIDENDS.

          (a)  DIVIDENDS -- SERIES A PREFERRED STOCK.  The holders of
     Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, noncumulative dividends ("Series A Current Dividends") in cash equal to Two Dollars and Fifty Cents ($2.50) per share per quarter, and no more, accruing from February 14, 1994 and payable quarterly commencing on March 30, 1994 and thereafter on the 30th day of each June, September, December and March (each a "Series A Dividend Payment Date"). If Series A Current Dividends are not declared and paid with respect to any Series A Dividend Payment Date on or before the tenth day following such Series A Dividend Payment Date, then in lieu of Series A Current Dividends with respect to such Series A Dividend Payment Date, the holders of Series A Preferred
     Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, cumulative dividends ("Series A Deferred Dividends") in cash equal to Three Dollars and Twenty-Five Cents ($3.25) per share, and no more, for the quarter preceding such Series A Dividend Payment Date, which Series A Deferred Dividends until paid shall be increased on each subsequent Series A Dividend Payment Date by (i) Two and One-Half Percent (2.5%) if Series A Current Dividends and all Series A Deferred Dividends are paid with respect to such subsequent Series A Dividend Payment Date or (ii) Three and One-Quarter percent (3.25%) if Series A Current Dividends and all Series A Deferred Dividends are not paid with respect to such subsequent Series A Dividend Payment Date.
     If any partial payment is made with respect to Series A Current Dividends and Series A Deferred Dividends, such payment shall first be applied to Series A Deferred Dividends. If the Series A Preferred
     Stock is not outstanding on each day during any quarter, then dividends accrued or payable for such quarter shall be reduced proportionately based on the number of days during such quarter in which the Series A Preferred Stock is outstanding. All Series A
     Current Dividends and Series A Deferred Dividends are prior and in preference to any declaration or payment of any distribution (as defined in Section 1(c) below) on Common Stock. Series A Current Dividends shall accrue on each share of Series A Preferred Stock from day to day only until the next Series A Dividend Payment Date. Series
     A Deferred Dividends shall accrue on each share of Series A Preferred Stock from day to day from the applicable Series A Dividend Payment
     Date until paid. Until all accrued dividends on Series A Preferred Stock have been paid, or declared and set apart, no distribution shall be paid on, or declared and set apart for, any Common Stock.

          (b)  DIVIDENDS -- SERIES B PREFERRED STOCK.  The holders of
     Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, cumulative dividends ("Series B
     Dividends"), in cash equal to Two Dollars ($2.00) per share per quarter, and no more, accruing from June 30, 1997 and payable quarterly commencing on September 30, 1997 and thereafter on the 30th day of each December, March, June and September until redemption of the Series B Preferred Stock. If the Series B Preferred Stock is not outstanding on each day of any quarter, then dividends accrued or payable for such quarter shall be reduced proportionately based on the number of days during such quarter in which the Series B Preferred
     Stock is outstanding. The Series B Dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefore. All Series B Dividends are prior and in preference to any declaration or payment of any distribution (as defined in Section 1(c) below) on Common Stock. Until all accrued dividends on Series B Preferred Stock have been paid, or declared and set apart, no distribution shall be paid on, or declared and set apart for, any Common Stock. Notwithstanding anything to the contrary contained herein, the Board of Directors shall not be required to declare and pay dividends on the Series B Preferred Stock solely because it has declared and paid dividends on the Series A Preferred Stock. The Board of Directors shall timely declare and pay dividends on Series B Preferred Stock as described in this Section 1(b) from assets legally available therefore unless prevented by restrictions or limitations imposed from time to time by lenders to the Corporation.

          (c)  DISTRIBUTION.  The term "distribution" as used in this
     Section 1 means the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section 3 below or repurchases of Common Stock held by employees of the Corporation or any of its subsidiaries upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property.

          Section 7.  LIQUIDATION RIGHTS.

          (a) PREFERRED STOCK PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, with respect to holders of (1) the Series A Preferred Stock, an amount equal to One Hundred Dollars ($100.00) per share, plus an amount equal to all accrued and unpaid dividends thereon through the date of redemption (the "Series A Redemption Price"), and (2) the
     Series B Preferred Stock, an amount equal to One Hundred Forty-Five and 97/100 Dollars ($145.97) per share, plus an amount equal to all accrued and unpaid dividends thereon through the date of redemption
     (the "Series B Redemption Price"; the Series A Redemption Price and the Series B Redemption Price are each a "Redemption Price"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts stated above, then all of the assets of the Corporation to be distributed shall be distributed among the holders of Preferred Stock in proportion to the amounts due to such holders hereunder.

          (b) COMMON STOCK PAYMENT OR DISTRIBUTION. After the payment or distribution to the holders of Preferred Stock of the full preferential amounts required by Section 2(a) and if any assets remain in the Corporation, the holders of Common Stock then outstanding shall be entitled to a payment or distribution of the remaining assets of the Corporation.

          (c) MERGER, CONSOLIDATION OR SALE OF ASSETS. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the stockholders of the Corporation immediately prior to such transaction shall own less than fifty percent of the voting stock of the surviving Corporation, and the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender or a transfer by or in connection with a foreclosure by a bona fide lender) or all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 2 and Section 3.

          Section 8.  REDEMPTION OF PREFERRED STOCK.

          (a) OPTIONAL REDEMPTION. At any time after the completion of an offering by the Corporation of its shares of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission or at any time after June 30, 2000, and upon not less than five days prior notice to holders of Preferred Stock of a Series thereof, the Corporation may, at the option of the Board of Directors, redeem all or part of the outstanding shares of Preferred Stock or a Series thereof at the applicable Redemption Price. Such notice to a holder of Preferred Stock (the "Redemption Notice") shall specify the date of redemption, the applicable Redemption Price and the number of shares of Preferred Stock of such holder to be redeemed, and shall call upon such holder to surrender such holder's redeemed stock to the Corporation on the Redemption Date at the place designated in the Redemption Notice. If less than all of the outstanding shares of Preferred Stock or a Series thereof are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Preferred Stock or Series thereof according to the respective number of shares of Preferred Stock or Series thereof held by such holder.

          (b) MANDATORY REDEMPTION. The Corporation shall redeem all outstanding shares of Preferred Stock at the applicable Redemption Price on the earlier to occur of (i) a liquidation, dissolution or winding up of the Corporation, (ii) an initial public offering of the Corporation's common stock pursuant to an effective registration statement registered under the Securities Exchange Act of 1933, which results in net proceeds to the Corporation of not less than $20,000,000 and (iii) June 30, 2010. The Corporation shall give a Redemption Notice to each holder of Preferred Stock at least five days prior thereto.

          (c)  CHANGE OF CONTROL REDEMPTION.

               (1) A "Change of Control" shall be deemed to have occurred on the date on which the stockholders of the Corporation on the day immediately preceding the event that gives rise to the Change of Control (the "Prior Stockholders") and their affiliates cease to directly or indirectly beneficially own 50% or more of the outstanding voting power of the Corporation; PROVIDED that capital stock of the Corporation issued to, or held by an employee stock ownership plan of the Corporation or any of its subsidiaries, shall be disregarded for purposes of this definition, and PROVIDED, FURTHER, that capital stock of the Corporation sold or otherwise transferred by a Prior Stockholder or any of its affiliates to such employee stock ownership plan shall be deemed held by a Prior Stockholder. The Corporation shall give written notice of a Change of Control to the holders of Preferred Stock within ten days thereafter.

               (2) At the option of the holders of a majority of the Preferred Stock exercised by written notice (the "Election Notice") given to the Corporation within thirty days after the Change of Control, the Corporation shall redeem (a "Change of Control Redemption") all outstanding shares of Preferred Stock at the applicable Redemption Price on the Redemption Date specified in the Election Notice (which Redemption Date shall be not less than sixty nor more than ninety days after the Change of Control). Upon receipt of the Election Notice, the Corporation shall give a Redemption Notice to each holder of Preferred Stock.

          (d) RIGHTS OF HOLDERS AFTER REDEMPTION DATE. On or after the Redemption Date, each holder of shares of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the applicable Redemption Price. From and after the Redemption Date (unless the Corporation fails to pa the applicable Redemption Price in which call all the rights of the holders of Preferred Stock shall continue), the holders of the shares of Preferred Stock called for redemption shall cease to have any rights as holders of Preferred Stock of the Corporation except the right to receive, without interest, the applicable Redemption Price thereof upon surrender of certificates representing such shares, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purposes whatsoever. Any money deposited for the redemption of shares of Preferred Stock which is unclaimed by a holder of Preferred Stock for two years after the Redemption Date thereof shall be returned to the Corporation.

          (e) RESTRICTIONS ON REDEMPTION. The Corporation not redeem any Preferred Stock where such action would be in violation of applicable law.

          Section 9. VOTING RIGHTS. Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote on any matter. Except as otherwise required by law, in all cases where the holders of Preferred Stock have the right to vote, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the holders of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them.

          Section 10. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall not be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue."

     2. The necessary number of issued and outstanding shares required by statute were voted in favor of the amendment.

     3.   Such amendment was duly adopted in accordance with the provisions of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Outsourcing Services Group, Inc. has caused this certificate to be signed by Joseph Sortais, its Chief Financial Officer, this 8th day of January, 1998.

                                  OUTSOURCING SERVICES GROUP, INC.


                                  By:    /s/ Joseph Sortais
                                     ---------------------------------------
                                     Joseph Sortais, Chief Financial Officer